UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 30, 2012

FUER INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53436	84-0290243
(Commission File Number)	(IRS Employer Identification No.)

Neiwei Road,

Fulaerji District, Qiqihar,

Heiloingjiang, China, 161041

(Address of Principal Executive Offices and zip code)

(86) 0452-6969150

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 29, 2012, the Company dismissed Sherb & Co., LLP (“Sherb”) as its independent registered public accounting firm and on January 30, 2012 appointed Yichien Yeh, CPA (“Yeh”) to serve as the Company’s independent registered public accounting firm.  The decision to dismiss Sherb was recommended and approved by the Company’s board of directors.

Sherb’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

For the years ended December 31, 2010 and 2009 and through the date of this 8-K, there were no disagreements between the Company and Sherb on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

For the years ended December 31, 2010 and 2009 and through January 30, 2012, there were no reportable events as defined by Item 304(a)(1)(v).

The Company has provided Sherb with a copy of the foregoing statements and has requested and received from Sherb a letter addressed to the Securities and Exchange Commission stating whether or not Sherb agrees with the above statements. A copy of the letter from Sherb is attached as Exhibit 16.1 to this Form 8-K.

For the years ended December 31, 2010 and 2009 and through January 30, 2012, neither the Company nor anyone acting on behalf of the Company, consulted Yeh regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

16.1†	Letter from Sherb to the Securities and Exchange Commission dated January 30, 2012.

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuer International Inc.

Date: January 30, 2010	By:	/s/ Zhang Li
Name: Zhang Li
Title: Chief Executive Officer